Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter 2012 Results

•	Q3 2012 revenue of $58.6 million, at the high-end of guidance
•	Pro forma EPS of 11 cents, at high-end of guidance, and up 22% from prior year

MIAMI, FL – November 5, 2012 – The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory and operations improvement consulting firm, today announced its financial results for the third quarter of 2012, which ended September 28, 2012.

Third quarter 2012 revenue was $58.6 million, a 1% increase (3% on a constant currency basis) from the same period in 2011. Pro forma diluted earnings per share were $0.11 for the third quarter of 2012, as compared to $0.09 for the same period in 2011. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.08 for the third quarter of 2012, as compared to $0.10 from the same period in 2011. For comparison purposes, GAAP earnings per share for the third quarter of 2012 were unfavorably impacted by U.S. federal income tax expense of approximately $0.05 per diluted share, resulting from the release of tax valuation reserves and recognition of the corresponding deferred tax assets at the end of 2011.

“We reported solid operating results in spite of the volatility we experienced in Europe as we entered the quarter,” stated Ted A. Fernandez, Chairman and CEO of The Hackett Group. “We continue to believe our offerings are well aligned with the complexities of the global economy and provide us with opportunities to continue to improve our financial performance.”

At the end of the third quarter of 2012, the Company’s cash balances were $15.2 million. During the third quarter of 2012, the Company repaid $4.0 million of its new credit facility, leaving a $28.0 million balance at quarter end. Subsequent to quarter end, the Company repaid an additional $3.0 million.

Based on the current economic outlook, the Company estimates total revenue for the fourth quarter of 2012 to be in the range of $54.0 million to $56.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.09 to $0.11.

Other Highlights

European Best Practices Conference – Over 125 executives from Europe’s largest companies attended The Hackett Group’s 2012 European Best Practices Conference in London in early October. Attendees heard presentations by executives from more than a dozen of the world’s most successful companies, including Bayer, BSkyB, First Data, Henkel, Lafarge, Nedbank, Rio Tinto, Royal FrieslandCampina, and Vodafone.

REL 1000 Working Capital Research Results – The ability of the largest U.S. companies to collect from customers and manage inventory improved just slightly in 2011, while payables performance worsened, according to the 14th annual working capital survey from REL, a division of The Hackett Group, and CFO Magazine. Overall, working capital performance improved slightly for 1000 of the largest U.S. public companies in the REL/CFO analysis. The study found a tremendous improvement opportunity in working capital management. Companies in the study now have over $900 billion in excess working capital, a figure that represents nearly 7% of the U.S. Gross Domestic Product and is the largest opportunity in this area in the past five years.

Economic Uncertainty Research – In the face of increasing business volatility and shrinking GDP growth projections, The Hackett Group issued research detailing six operational imperatives designed to help companies combat economic uncertainty by enhancing the efficiency and effectiveness of their operations, including the finance, human resource, information technology, procurement, and supply chain areas. According to The Hackett Group’s research, by focusing on six imperatives and making significant process improvements and other changes to various elements of their Service Delivery Model for back-office services, a typical global company (with $33.4 billion in revenue) could cut the cost of these services by up to $302 million, or more than 25%. At the same time, companies can improve the quality and timeliness of performance information and decision-making processes, and also enhance business agility and responsiveness.

Talent Management Book of Numbers™ Findings – New Book of Numbers research from The Hackett Group found that finance, information technology, procurement, and other business service areas are in the midst of a growing talent crisis, and the failure of human resource and business service leaders to effectively collaborate is in large part to blame. According to the research, business service organizations are seeing dangerous deficits in talent and skills, and are highly dissatisfied with the level of support they receive from human resources on talent issues. This dissatisfaction is primarily being driven by the extremely low levels of service that human resources is providing, and lack of effective communication and collaboration between business service leaders and human resources.

On Monday, November 5, 2012, senior management will discuss third quarter results in a conference call at 5:00 P.M. ET.

The number for the conference call is (800) 779-3138, [Passcode: Third Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Monday,

November 5, 2012 and will run through 5:00 P.M. ET on Monday, November 19, 2012. To access the rebroadcast, please dial (800) 551-8152. For International callers, please dial (203) 369-3810.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Monday, November 5, 2012 and will run through 5:00 P.M. ET on Monday, November 19, 2012. To access the replay, visit http://www.thehackettgroup.com or

http://www.streetevents.com.

About The Hackett Group

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic business advisory and operations improvement consulting firm, is a leader in best practice advisory, benchmarking, and transformation consulting services including strategy and operations, working capital management, shared services and globalization advice. Utilizing best practices and implementation insights from more than 7,000 benchmarking engagements, executives use The Hackett Group’s empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL group, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Archstone Consulting group, The Hackett Group offers Strategy & Operations consulting services in the Consumer and Industrial Products, Pharmaceutical, Manufacturing and Financial Services industry sectors. Through its Hackett Technology Solutions group, The Hackett Group offers business application consulting services that help maximize returns on IT investments. The Hackett Group has completed benchmark studies with over 3,000 major corporations and government agencies, including 97% of the Dow Jones Industrials, 86% of the Fortune 100, 90% of the DAX 30 and 48% of the FTSE 100.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at info@thehackettgroup.com.

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SAP and all SAP logos are trademarks or registered trademarks of SAP AG in Germany and in several other countries.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in our Company’s Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 28, 2012	September 30, 2011	September 28, 2012	September 30, 2011
Revenue:
Revenue before reimbursements	$52,299	$51,574	$158,131	$150,913
Reimbursements	6,322	6,361	18,792	18,693

Total revenue	58,621	57,935	176,923	169,606

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $687 and $765 and $2,209 and $2,329 of stock compensation expense in the quarters and nine months ended September 28, 2012 and September 30, 2011, respectively)	33,414	32,739	101,192	95,814
Reimbursable expenses	6,322	6,361	18,792	18,693

Total cost of service	39,736	39,100	119,984	114,507

Selling, general and administrative costs (includes $674 and $509 and $1,860 and $1,172 of stock compensation expense in the quarters and nine months ended September 28, 2012 and September 30, 2011, respectively)	14,623	14,324	44,528	42,599
Restructuring benefit	(319)	—	(319)	—

Total costs and operating expenses	54,040	53,424	164,193	157,106

Income from operations	4,581	4,511	12,730	12,500
Other income (expense), net:
Interest income	2	11	19	24
Interest expense	(196)	—	(470)	—

Income before income taxes	4,387	4,522	12,279	12,524
Income taxes	1,751	176	2,265	448

Net income	$2,636	$4,346	$10,014	$12,076

Basic net income per common share:
Net income per common share	$0.09	$0.11	$0.31	$0.30
Weighted average common shares outstanding	29,401	39,683	32,405	40,035

Diluted net income per common share:
Net income per common share	$0.08	$0.10	$0.29	$0.29
Weighted average common and common equivalent shares outstanding	31,489	41,873	34,312	41,969

Pro forma data (1):
Income before income taxes	$4,387	$4,522	$12,279	$12,524
Stock compensation expense	1,361	1,274	4,069	3,501
Restructuring benefit	(319)	—	(319)	—
Amortization of intangible assets	137	204	410	608

Pro forma income before income taxes	5,566	6,000	16,439	16,633
Pro forma income tax expense	2,226	2,400	6,576	6,653

Pro forma net income	$3,340	$3,600	$9,863	$9,980

Pro forma basic net income per common share	$0.11	$0.09	$0.30	$0.25
Weighted average common shares outstanding	29,401	39,683	32,405	40,035

Pro forma diluted net income per common share	$0.11	$0.09	$0.29	$0.24
Weighted average common and common equivalent shares outstanding	31,489	41,873	34,312	41,969

(1)	The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense and restructuring benefit, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users’ understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 28, 2012	December 30, 2011

ASSETS
Current assets:
Cash and cash equivalents	$14,534	$32,936
Accounts receivable and unbilled revenue, net	36,482	35,209
Deferred tax asset, net	5,026	6,975
Prepaid expenses and other current assets	2,426	2,344

Total current assets	58,468	77,464

Restricted cash	683	885
Property and equipment, net	12,666	11,696
Other assets	1,759	1,823
Goodwill, net	76,248	75,558

Total assets	$149,824	$167,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,154	$7,433
Accrued expenses and other liabilities	25,359	28,018
Current portion of long-term debt	4,316	—

Total current liabilities	34,829	35,451
Long-term deferred tax liability, net	1,432	1,727
Long-term debt	23,684	—

Total liabilities	59,945	37,178

Shareholders’ equity	89,879	130,248

Total liabilities and shareholders’ equity	$149,824	$167,426

Page 6 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	September 28, 2012	June 29, 2012	September 30, 2011
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$45,429	$50,104	$46,972
ERP Solutions (3)	13,192	11,180	10,963

Total revenue	$58,621	$61,284	$57,935

Revenue Concentration:
(% of total revenue)
Top customer	3%	5%	3%
Top 5 customers	11%	14%	14%
Top 10 customers	20%	23%	24%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	756	749	746
Total headcount	962	956	951
Days sales outstanding (DSO)	57	55	60
Cash provided by operating activities (in thousands)	$4,857	$10,109	$1,734
Depreciation (in thousands)	$492	$491	$497
Amortization (in thousands)	$136	$137	$204

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$338	$379	$366

ERP Solutions:
ERP Solutions consultant utilization rate (3)	76%	73%	74%
ERP Solutions gross billing rate per hour (3)	$146	$140	$134

Share Repurchase Plan (4):
Shares purchased in the quarter (in thousands)	—	—	269
Cost of shares repurchased in the quarter (in thousands)	$—	$—	$967
Average price per share of shares purchased in the quarter	$—	$—	$3.59
Remaining authorization (in thousands)	$556	$556	$2,503

(2)	The Hackett Group encompasses Benchmarking, Business Transformation and Executive Advisory groups, and includes EPM Technologies.
(3)	ERP Solutions encompasses Best Practice Implementation of ERP Software, which includes Oracle and SAP.
(4)	The Share Repurchase Plan information does not include 11.0 million shares purchased pursuant to the Dutch Tender Offer at $5.00 per share for a total of $55.0 million, excluding fees, during Q1 2012.